                             EMPLOYMENT AGREEMENT



      THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made effective as of the ____ day of __________________, 1994, by and between WESTERN GAS RESOURCES, INC., a Delaware corporation, (hereinafter referred to as the "Corporation"), and _________ (hereinafter referred to as the "Employee").


                               R E C I T A L S:

      A. The Corporation acquires, designs, constructs and operates natural gas gathering and processing facilities, markets, stores, and transports natural gas and natural gas liquids, and explores for, develops, and produces oil and gas mineral deposits.

      B. Employee has substantial experience in the Corporation's business and is currently the Corporation's Vice President-
______________________________________________.

      C. The Corporation desires to retain Employee on an exclusive basis to provide services to the Corporation in connection with its business activities.

      D. The parties have reached agreement with respect to the terms of such employment.

          NOW, THEREFORE, the parties agree as follows:

      1.  Employment.  Corporation hereby employs the Employee and the
          ----------
Employee hereby accepts such employment with the Corporation upon the terms and conditions hereinafter set forth. The Employee's employment shall continue until it is terminated in accordance with the provisions of paragraph 11 hereof.

      2.  Powers, Duties and Responsibilities.
          -----------------------------------

          (a) Employee shall devote his full time , attention and effort to the business of the Corporation (including its subsidiaries and affiliates) during the Corporations's normal business hours and during such other times as are reasonably necessary for the proper performance of his responsibilities hereunder.

          (b) Employee's primary duties shall be to act as Vice President- _____________________________________. Employee shall have such powers, duties and responsibilities, and shall perform such other functions in connection with the Corporation's business, as may be assigned to him from time to time by the Corporation.

      3.  Compensation and Bonus.  For all of the services rendered by
          ----------------------
Employee pursuant to this Agreement, the Corporation shall pay the Employee a minimum annual compensation of _____________________________
___________________________ Dollars ($_______________) (hereinafter referred to as "Compensation"), payable in accordance with the Corporation's normal pay practices during the term of Employee's employment. In addition, the Corporation shall pay Employee such additional bonus, if any, as may be determined appropriate by the Corporation's Board of Directors from time to time in its sole and absolute discretion. Employee may provide a written election to have any bonus due in December of any year paid in January of the following year.

      4.  Officer Insurance Coverage -- Costs of Defense.  During the term
          ----------------------------------------------
of Employee's employment and for two (2) years thereafter, the Corporation shall provide to Employee officer insurance coverage to cover any claims that may be made arising from his past, present, or future activities on behalf of the Corporation, in the same manner as such insurance is provided to the other officers of the Corporation, provided that such insurance coverage is available to the Corporation at a reasonable cost. Thereafter, if the Employee wants continuing officer insurance coverage, he shall be responsible for the cost thereof. Employee hereby represents that to his knowledge no investigation, claim, or litigation is currently pending or threatened against him at this time relating to or arising out of his activities as Vice President- __________________________________________. In the event Employee is subpoenaed as a witness with respect to any claim, investigation, or litigation

                                       37                      Exhibit No. 10.40
in which the Corporation is a party, or joined as a party to litigation arising out of the performance of Employee's duties while employed by the Corporation, the Corporation shall provide legal representation to the Employee at no cost to him, provided, that in the event the Employee is a party in the action, the Board of Directors has made a finding that the Employee has acted in good faith.

      5.  Cooperation With Respect to Investigations, Claims, or Litigation.
          -----------------------------------------------------------------
During the term of Employee's employment and at all times thereafter, should the Corporation become involved in any investigation, claim, or litigation relating to or arising out of Employee's past, present, or future duties with the Corporation or with respect to any matters which the Employee has knowledge, Employee agrees to fully and in good faith cooperate with the Corporation with respect to such investigation, claim, or litigation. The Corporation shall reimburse Employee for his reasonable out-of-pocket expenses incurred to provide such cooperation.

      6.  Employee Benefits.  During the term of Employee's employment he shall
          -----------------
be eligible to participate in all of the employee benefit plans provided by the Corporation, from time to time, in accordance with the provisions of such plans, including, but not limited to, the Corporation's qualified retirement plans, the Corporation's Incentive Stock Option Plan For Key Employees, and the Corporation's loan plan to acquire stock. The Employee hereby agrees and acknowledges that nothing in this Agreement guarantees him the right to any additional allocation of stock under any Stock Option Plan, or loan under the loan plan, but that such determination is made by the Board of Directors, in its sole and absolute discretion, in accordance with the terms of such plans.

      7.  Confidential Information.  Employee acknowledges that in his
          ------------------------
employment hereunder he occupies a position of trust and confidence. Accordingly, in order to facilitate the performance of this Agreement and the activities contemplated by this Agreement, the Corporation may disclose to Employee or Employee may develop or obtain certain proprietary or confidential information of the Corporation. During Employee's employment hereunder and for a period of three (3) years thereafter, Employee hereby agrees not to use or to disclose to any person, other than in the discharge of his duties under this Agreement, any "proprietary or confidential" information of the Corporation including, but not limited to, any information concerning the business operations, business strategies, or internal structure of the Corporation; the customers or clients of the Corporation; the gas and other products' pricing strategies of the Corporation; any acquisition strategies of the Corporation; the gas and other products' marketing or transportation strategies of the Corporation; the terms of any gas gathering, processing, marketing, or transportation contracts entered into by the Corporation; past, present or future research done by the Corporation respecting the business or operations of the Corporation, or customers or clients or potential customers or clients of the Corporation; personnel data of the Corporation, product or process knowledge; the Employee's work performed for, or relating to or for, any customer or client of the Corporation or the gas or other product pricing for any customer or client of the Corporation's; any method or procedure relating or pertaining to projects developed by the Corporation or contemplated by the Corporation to be developed; or any gas gathering, processing, drilling, marketing, transportation project which the Corporation is developing; or any plans or strategy related to the foregoing which is not generally available or disclosed to the public by the Corporation.

      If the Employee violates this agreement of confidentiality, the Corporation shall, in addition to any other remedy provided by law, be permitted to pursue an action for injunctive relief, monetary damages, or both. The Employee acknowledges that all such information constitutes confidential and/or proprietary information of the Corporation and agrees that he shall keep such information confidential; he shall use such information solely for the purpose of performing his obligations hereunder or activities contemplated by this Agreement; and that he shall not otherwise disclose or make use of such information,except in response to a court order.

      8.  Non-Solicitation.  During Employee's employment hereunder and for
          -----------------
a period of three years thereafter, Employee shall not engage in any of the following:

          (a) Hire, offer to hire (or participate in the hiring or offer to hire of) any officer or employee of the Corporation (including any subsidiary or affiliate); or

          (b) directly or indirectly, solicit, divert or take away or attempt to solicit, divert or take away any business the Corporation had enjoyed or solicited prior to the date hereof or at any time during Employee's term of employment with the Corporation, including its subsidiaries and affiliates.
This provision, however, shall not be construed to require the Employee to violate any law forbidding anti-competitive practices or any law regarding anti-trust.

      In the event Employee violates this non-solicitation provision, the Corporation shall, in addition to any other remedy provided by law, be permitted to pursue an action for injunctive relief, monetary damages, or both.

      9.  Ownership of Documents.  All information, drawings, documents and
          ----------------------
materials whether in writing, on computer disks, computer hard drive, on magnetic tape or otherwise prepared by the Employee in connection with his employment, or which Employee obtains in the course of or as result of his employment by the Corporation shall be the sole and exclusive property of the Corporation and will be delivered to the Corporation by the Employee on the earlier of a demand by the Corporation or promptly after termination of his employment hereunder, together with all written, computer, magnetic tape or other evidence of the information, drawings, document and materials, if any, furnished by the Corporation to the Employee in connection with the Employee's employment.

      10. Agreement Not To Compete.  The parties hereto recognize that the
          ------------------------
Employee is retained by the Corporation as part of a professional, management and executive staff of the Corporation whose duties include the formulation and execution of management policy. Therefore, the Employee hereby agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of employment, he shall not act engage in material competition with the activities of or plans of the Corporation as they exist up to the time of the Employee's termination of employment. Material competition by the Employee shall mean that the Employee is involved in any business or investment activity, in any capacity including but not limited to an employee, consultant, advisor, agent, shareholder, independent contractor, investor, partner, member, owner or otherwise, which activity directly competes with or has a material adverse economic effect on any of the business activities or business plans of the Corporation. Examples of such material competition include, but shall not be limited to an activity involving the gathering and processing business within 25 miles of one of the Corporation's existing or planned gathering and processing facilities, an activity involving the storage or hub business for natural gas or natural gas liquids within 100 miles of an existing or planned storage facility of the Corporation, and/or an activity involving the purchase of oil or gas leases, the farming-in of such leases or any similar arrangement, within five (5) miles of the boundaries of an existing oil or gas lease of the Corporation. In the event the Employee violates this agreement not to compete, the Corporation shall, in addition to any other remedies provided by law, be permitted to pursue an action for injunctive relief (preliminary or permanent), monetary damages, or both.

      11. Termination of Employment.  Employee's employment pursuant to this
          -------------------------
Agreement shall terminate upon the first to occur of the following events:

          (a) The Employee's death.
          (b) The Employee's disability as that term is defined pursuant to the Corporation's disability insurance plan covering its officers.
          (c) The Employee's written election to terminate his employment to be effective ninety (90) days thereafter unless an earlier effective date is specified by the Corporation.
          (d) The Corporation's written election to terminate Employee's employment without "cause."
          (e) The Corporation's written election to terminate the Employee's employment "for cause."

      For purposes of this Agreement, the Corporation may elect to terminate Employee's employment "for cause" if: (1) Employee shall have committed any of the following: a felony, fraud, theft or embezzlement involving the assets of the Corporation (including its subsidiaries or affiliates); a violation in any material respect of any statute, law, ordinance, rule or regulation relating to the Corporation's business; (2) Employee engages in any activity which is outside the scope of the Employee's authority and detrimental to the Corporation's business or Employee fails to comply with the provisions of this Agreement; and Employee has not diligently commenced to correct such detrimental activity or failure to comply after ten (10) days' written notice from the Corporation, which notice provides a detailed description thereof; or (3) the intentional failure or refusal of the Employee to perform his obligations or responsibilities hereunder, or to carry out any reasonable and lawful direction of the Corporation with respect to such obligations or responsibilities.

      12. Employee's Rights and Obligations Upon Death or Disability.  If the
          ----------------------------------------------------------
Employee's employment is terminated as a result of death or disability, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

          (a) Employee's Right to Compensation and Benefits.  Employee shall be
              ---------------------------------------------
entitled to the pro-rata share of Compensation and employee benefits, if any, which have been earned but not paid through the date of Employee's death or disability. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of Employee's death or disability.

          (b) Employee's Obligations.  Notwithstanding such termination of
              ----------------------
employment, Employee shall remain bound by the provisions of paragraphs 5, 7, 8, 9 and 10 hereof.

      13. Employee's Rights and Obligations Upon Termination of Employment
          ----------------------------------------------------------------
By the Corporation Without Cause.  If Employee's employment is terminated by the
- --------------------------------
Corporation Without Cause pursuant to paragraph 11(d) herein, then Employee shall be entitled to the following in full satisfaction of his rights under this Agreement or at law:

          (a) Severance Pay.  Employee shall be entitled to severance pay in an
              --------------
amount equal to the Compensation payable to the Employee pursuant to paragraph 3 of this Contract. Such severance pay will be payable in accordance with the Corporation's normal pay practices over the 12 months following such termination of employment. Notwithstanding the foregoing, in the event Employee's employment is terminated without cause within one year of a change of control of the Corporation or within one year after the sale of substantially all the assets of the Corporation, then the severance pay provided for herein shall be increased to two (2) times the Compensation, less the Compensation paid to the Employee between the time the change of control occurred and the termination of employment. Severance pay payable after a change of control shall be payable to the Employee in monthly installments commencing the first day of the calendar month following termination and continuing on the first day of each consecutive calendar month thereafter until the expiration of the said two (2) year period. In the event that severance pay is increased as provided in this paragraph, the Agreement Not to Compete provided for in paragraph 10 shall apply for two (2)
years following the change of control.   For purposes of this agreement, change
of control means the acquisition by any person or persons acting in concert (including corporations, partnerships, associations or unincorporated organizations), of legal ownership or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of a number of voting shares of capital stock of the Corporation greater than the number of voting shares of capital stock of the Corporation which are then owned, both legally and beneficially (as defined above), by Brion G. Wise, Bill M. Sanderson, Walter L. Stonehocker, Dean Phillips, Ward Sauvage, their immediate families and the companies through which they hold ownership in the Corporation ("the Founders"). None of the Founders shall be counted among those persons acting in concert to acquire ownership unless such Founder, acting in concert with an acquiring person or group, votes against the other Founders in an election for the Board of Directors or the modification of the Corporation's charter or by-laws. Such Founders shares shall be counted in the acquiring group's shares and not in the Founder's. In the event of a change of control of the Corporation which is not followed by a termination of the Employee, Employee shall continue to serve the Corporation by the performance of the job and duties described in paragraph 2 hereof, and the Employee shall be employed in the Corporation's offices in Denver, Colorado.

          (b) Employee's Right to Compensation and Benefits.  Employee shall be
              ---------------------------------------------
entitled to the pro-rata share of Compensation and employee benefits, if any, which have been earned but not paid through the date of termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (c) Employee's Obligations.  Notwithstanding such termination of
              ----------------------
employment, Employee shall remain bound by the provisions of paragraphs 5, 7, 8, 9 and 10 hereof.

      14. Employee's Rights and Obligations Upon Termination of Employment
          ----------------------------------------------------------------
by the Corporation With Cause.  If Employee's employment is terminated by the
- -----------------------------
Corporation with cause pursuant to paragraph 11(e) herein, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

          (a) Severance Pay.  Employee shall not be entitled to any severance
              -------------
pay.
          (b) Employee's Right to Compensation and Benefits.  Employee shall
              ---------------------------------------------
only be entitled to the pro-rata share of Compensation and employee benefits, if any, earned but not paid through the date of termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (c) Employee's Obligations.  Notwithstanding such termination of
              ----------------------
employment, Employee shall remain bound by the provisions of paragraphs 5, 7, 8, 9 and 10 hereof.

      15. Employee's Rights and Obligations Upon Termination of Employment
          ----------------------------------------------------------------
By Employee.  If Employee's employment is terminated by the Employee pursuant to
- -----------
paragraph 11(c) herein, then the Employee shall be entitled to the following in full satisfaction of all of his rights under this Agreement or at law:

          (a) Severance Pay.  Employee shall be entitled to no severance pay.
              -------------

          (b) Employee's Rights to Compensation and Benefits.  Employee shall be
              ----------------------------------------------
entitled to the pro-rata share of Compensation and Employee Benefits, if any, which have been earned but not paid through the effective date of such termination of employment. Employee shall only be entitled to such additional bonus, if any, which has been previously authorized by the Board of Directors, but has not been paid as of the date of termination of employment.

          (c) Employee's Obligations.  Notwithstanding such termination of
              ----------------------
employment, Employee shall remain bound by the provisions of paragraphs 5, 7, 8, 9 and 10 hereof.

      16. Benefit.  This Agreement shall inure to the benefit of and be binding
          -------
upon the Corporation, its successors and assigns, including, but not limited to
(i) any corporation which may acquire all or substantially all of the Corporation's assets and business, (ii) any corporation with or into which the Corporation may be consolidated or merged, or (iii) any corporation that is the successor corporation in a share exchange, and the Employee, his heirs, guardians and personal and legal representatives.

      17. Notices.  All notices and communications hereunder shall be in writing
          -------
and shall be deemed given when sent postage prepaid by registered or certified mail, return receipt requested, and, if intended for the Corporation, shall be addressed to it, to the attention of its President, at:

                          Western Gas Resources, Inc.
                          12200 North Pecos Street
                          Denver, Colorado 80234

or at such other address which the Corporation shall have given notice to the Employee in the manner herein provided, and if intended for the Employee, shall be addressed to him at his last known residence, or at such other address at which the Employee shall have given notice to the Corporation in the manner provided herein:

                          ____________________________
                          ____________________________
                          ____________________________



      18. Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado.

      19. Severability.  In the event one or more of the provisions contained in
          ------------
this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or any other application or modification thereof, shall not in any way be affected or impaired thereunder, and the invalid provision shall be enforceable to the maximum extent permitted by law.

      20. Miscellaneous.
          -------------

          (a) Counterparts.  This Agreement may be executed in more than one
              ------------
copy, each copy of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement.

          (b) Assignment.  Except as provided in paragraph 16, this Agreement is
              ----------
personal to each of the parties hereto, and neither party may assign nor delegate any of such party's rights or obligations hereunder without first obtaining the written consent of the other party.

          (c) Headings.  All headings set forth in this Agreement are intended
              --------
for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.

          (d) Gender, Plurals and Pronouns.  Throughout this Agreement, the
              ----------------------------
masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, wherever the context and facts require such construction.

          (e) Binding Arbitration, Attorney's Fees, and Expenses.  If any
              --------------------------------------------------
dispute arises between the parties to this Agreement with respect to any amounts due to any one of the parties, then both parties shall submit the dispute to binding arbitration. Both parties agree to be bound by the decision of such arbitration. The obligation to submit to binding arbitration shall not prevent either party from seeking a court order or an injunction enforcing the term of this Agreement. In the event of any binding arbitration between the parties, or any litigation to enforce any provision of this Agreement or any right of either party, the unsuccessful party to such arbitration or litigation shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred.

          (f) Waiver of Breach.   The waiver by any party hereto of any
              ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

          (g) Time of the Essence.  Time is of the essence with respect to this
              -------------------
Agreement.

          (h) Entire Agreement.  This Agreement contains all agreements,
              ----------------
understandings, and arrangements between the parties hereto and no other exists. All previous agreements, understandings, and arrangements between the parties are terminated by this Agreement. This Agreement may be amended, waived, changed, modified, extended or rescinded only by a writing signed by the party against whom such amendment, waiver, change, modification, extension or rescission is sought.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.


                                  WESTERN GAS RESOURCES, INC.,
                                  a Delaware corporation



                                  By:___________________________________________
                                      Bill M. Sanderson, President



                                  ______________________________________________
                                  ____________________________________, Employee